SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT is made as of the 25th day of June, 1999, between GALAPACO HOLDINGS, LTD., a corporation organized under the laws of the Bahamas, and MATTERHORN, LTD., a corporation organized under the laws of Switzerland (collectively, the "Holders") and INTERACTIVE FLIGHT TECHNOLOGIES, INC., a Delaware corporation ("IFT").

                              W I T N E S S E T H:

     WHEREAS, the Holders are the holders of notes identified on Schedule B attached hereto (the "Notes") issued by The Network Connection, Inc., a Georgia corporation with principal executive offices at 1324 Union Hill Road, Alpharetta, Georgia 30201 ("TNC"), having an aggregate principal amount of $470,750 and aggregate accrued interest, redemption premiums, and other amounts due thereon totaling $239,781 (collectively, the "Redemption Premium"); and

     WHEREAS, IFT has agreed to purchase the Notes in exchange for a total of 177,633 shares of the Class A Common Stock of IFT, par value $.01 per share (the "Common Stock").

     NOW THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     I. PURCHASE AND SALE OF NOTES

     A. Transaction. The Holders hereby severally agree to sell to IFT, and IFT agrees to purchase from the Holders, the respective Notes (including all principal and the Redemption Premium having an aggregate balance due of $710,531) owned by each such Holder, in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the information set forth on Schedule A attached hereto.

     B. Purchase Price; Form of Payment. The consideration for the Notes to be purchased by IFT shall be 177,633 shares of Common Stock payable to the Holders as set forth on Schedule A attached hereto.

     II. HOLDERS' REPRESENTATIONS AND WARRANTIES

     The Holders severally represent and warrant to IFT as follows:

     A. Each of the Holders is acquiring the Common Stock for their own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

     B. Each of the Holders is (i) experienced in making investments of the kind contemplated by this Agreement, (ii) capable, by reason of his, her or its respective business and financial experience, of evaluating the relative merits and risks of an investment in the Common Stock, and (iii) able to afford the loss of the entire investment in the Common Stock.

     C. Each Holder understands that the Common Stock is being offered and sold by IFT in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that IFT is relying upon the accuracy of, and the Holders' compliance with, the Holders' respective representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of the Holders to purchase the Common Stock.

     D. The Holders have each been furnished with or provided access to all materials relating to the business, financial position and results of operations of IFT and TNC, and all other materials requested by the Holders to enable them to each make an informed investment decision with respect to the Common Stock and the Notes.

     E. The Holders acknowledge that they have each been furnished with copies of IFT's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1998, IFT's Quarterly Report on Form 10-QSB for the fiscal quarter ended April 30, 1999, IFT's Schedule 13D dated May 11, 1999 filed with respect to IFT's beneficial ownership of TNC Common Stock; IFT's Current Report on Form 8-K dated May 17, 1999; IFT's Proxy Statement with respect to its annual meeting of Stockholders held on February 4, 1999, and all other reports and documents heretofore filed by IFT with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 31, 1999 (collectively the "Commission Filings"). The Holders also acknowledge that they have each been furnished with copies of TNC's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998; TNC's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999; and all other reports and documents heretofore filed by TNC with the Commission pursuant to the Securities Act and the Exchange Act, since December 31, 1998.

     F. The Holders each acknowledge that in making their decision to acquire the Common Stock they have each been given an opportunity to ask questions of and to receive answers from IFT's and TNC's respective executive officers, directors and management personnel concerning the business and officers of IFT and TNC, respectively.

     G. The Holders each understand that the Common Stock has not been approved or disapproved by the Commission or any state securities commission and that the foregoing authorities have not reviewed any documents or instruments in connection with the offer and sale to it of the Common Stock and have not confirmed or determined the adequacy or accuracy of any such documents or instruments.

     H. This Agreement has been duly and validly authorized, executed and delivered by the Holders and is a valid and binding agreement of each of the Holders enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

     I. None of the Holders nor their affiliates nor any person acting on behalf of any of the Holders have the intention of entering into, and each such holder covenants severally that it will not enter into prior to the closing, any put option, short position or other similar instrument or position with respect to the Common Stock and none of the Holders nor any of their affiliates nor any person acting on the behalf of any of the Holders will use at any time shares of Common Stock acquired pursuant to this Agreement to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

     J. Each of the Holders has good, marketable, and unencumbered title to their respective Notes, free and clear of all liens, security interests, pledges, claims, options, and rights of others. There are no restriction on any of the Holders' right to transfer the Notes to IFT pursuant to the terms of this Agreement. None of the Notes have been modified or amended except as set forth on Schedule B attached hereto. The amounts set forth on Schedule A are a true, complete, and accurate statement of the amounts due under the Notes as of the date hereof.

     K. Galapaco Holdings, Ltd. and Matterhorn, Ltd., are corporations duly organized, validly existing and in good standing under the laws of the Bahamas and Switzerland, respectively, with their principal places of business at Charlotte House, Charlotte St., P.O. Box N-8318, Nassau, Bahamas, and P.O. Box 735, CH-6045, Meggen, Switzerland, respectively, and were not organized for the purpose of acquiring the Common Stock. Each Holder has the power to acquire the Common Stock pursuant to the terms hereof.

     III. IFT'S REPRESENTATIONS AND WARRANTIES

     IFT represents and warrants to and covenants and agrees with the Holders as follows:

     A. Capitalization. The authorized capital stock of IFT consists of 40,000,000 shares of Common Stock, of which 5,460,636 shares are outstanding on the date hereof and 5,000,000 shares of Preferred Stock, of which 3,000 Series A Preferred Shares are outstanding on the date hereof. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Common Stock has been duly and validly authorized, and when issued by IFT, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

     B. Organization; Reporting IFT Status. IFT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of IFT or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

     C. Authority; Validity and Enforceability. IFT has the requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement to be dated and delivered at Closing as referred to in Section VIII.F (collectively, the "Transaction Documents"), and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to the Holders of the Common Stock). The execution, delivery and performance by IFT of this Agreement, the Transaction Documents, and the consummation by IFT of the transactions contemplated hereby and thereby, has been duly authorized by all necessary corporate action on the part of IFT. Each Transaction Document constitutes a valid and binding obligation of IFT enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The Common Stock has been duly and validly authorized for issuance by IFT and, when executed and delivered by IFT, will be valid and binding obligations of IFT enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

     D. Non-contravention. The execution and delivery by IFT of the Transaction Documents, the issuance of the Common Stock, and the consummation by IFT of the other transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach by IFT of any of the terms or provisions of, or constitute a default (or an event which, with notice, passage of time or both, would constitute a default) under (i) the Certificate of Incorporation or By-laws of IFT or (ii) except for such conflict, breach or default which would not have a Material Adverse Effect, any indenture, mortgage, deed of trust or other material agreement or instrument to which IFT is a party or by which its properties or assets are bound, or any law, rule, regulation, decree, judgment or order of any court or public or governmental authority having jurisdiction over IFT or any of IFT's properties or assets.

     E. Approvals. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by IFT for the issuance of the Common Stock to the Holders as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained by IFT prior to the date hereof.

     F. Commission Filings. None of the Commission Filings contained at the time they were filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     G. Absence of Certain Changes. Except as disclosed in the Commission Filings, since January 31, 1999, there has not occurred any change, event or development in the business, financial condition, or results of operations of IFT, and there has not existed any condition having or reasonably likely to have, a Material Adverse Effect.

     H. Securities Law Matters. Based in part on the representations and warranties of the Holders set forth in Article II hereof, the offer and issuance by IFT of the Common Stock pursuant to the terms of this Agreement is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable United States state securities and "blue sky" laws. IFT shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action, so as to make unavailable the exemption from the Securities Act registration being relied upon by IFT for the issuance to the Holders of the Common Stock as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by IFT or any of its officers, directors or Affiliates in connection with the offer or sale of the Common Stock as contemplated by this Agreement or any other agreement to which IFT is a party.

     I. Adequacy of Consideration. The Board of Directors of IFT has determined that the consideration to be received for the Common Stock to be issued pursuant to the terms of this Agreement is adequate in accordance with Section 153 of the Delaware General Corporation Law.

     IV. COVENANTS AND ACKNOWLEDGMENTS.

     A. Restrictive Legend. The Holders acknowledge and agree that, upon issuance pursuant to this Agreement, the Common Stock shall have endorsed thereon legends in substantially the following forms:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.

     THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON
     PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE "GEORGIA SECURITIES ACT OF 1973," AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A
     TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN
     EFFECTIVE REGISTRATION UNDER SUCH ACT.

     B. Filings. IFT shall make all necessary SEC and state "blue sky" filings required to be made by IFT in connection with the issuance of the Common Stock to the Holders (based on the representations and warranties of the Holders) as required by all applicable laws, and shall provide a copy thereof to the Holders promptly after such filing.

     VI. CLOSING.

     The date and time of the closing pursuant to this Agreement (the "Closing Date") shall be July 9, 1999 at 9:00 a.m. local time or such other as shall be mutually agreed upon in writing at the offices of Balboni Law Group, LLC, 3475 Lenox Rd. N.E.,
Suite 990, Atlanta, GA 30326.

     VII. CONDITIONS TO IFT'S OBLIGATIONS.

     IFT's obligation to close hereunder is conditioned upon the following, any of which may be waived by IFT:

     A. The accuracy in all material respects on the Closing Date of the representations and warranties of each of the Holders contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the each of the Holders in all material respects on or before the Closing Date of their respective covenants and agreements required to be performed by each of them pursuant to this Agreement on or before the Closing Date;

     B. The absence of any law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

     C. IFT's receipt of (1) a duly executed Irrevocable Proxy in the form attached hereto as Exhibit A from each Holder; (2) a duly executed Allonge to Secured Promissory Note from TNC in form and substance satisfactory to IFT; (3) a duly executed Registration Rights Agreement in the form attached hereto as Exhibit C; (4) all of the original Notes and Addenda thereto duly endorsed to the order of IFT; (5) a General Release in the form attached hereto as Exhibit D from each Holder; and (6) a duly executed Put/Call Agreement in the form attached hereto as Exhibit E from each Holder; and

     D. The Closing of the transactions between IFT and five third parties (who are also holders of notes signed by TNC) pursuant to those certain Securities Purchase Agreements dated as of the date hereof.

     VIII. CONDITIONS TO THE HOLDERS' OBLIGATIONS.

     The Holders' obligation to close hereunder is conditioned upon the following, any of which may be waived by the Holders severally:

     A. The receipt by each Holder of one or more certificates registered in the name of each Holder, respectively) evidencing the Common Stock to be acquired by such Holder pursuant to this Agreement, as set forth on Schedule A attached hereto;

     B. The accuracy in all material respects on the Closing Date of the representations and warranties made by IFT in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by IFT in all material respects on or before the Closing Date of all covenants and agreements of IFT required to be performed by it pursuant to this Agreement on or before the Closing Date;

     C. There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock of IFT on NASDAQ, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or (iii) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof;

     D. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeably would have a Material Adverse Effect;

     E. The absence of any law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement; and

     F. Each Holder's receipt of (1) a duly executed Registration Rights Agreement in the form of Exhibit C attached hereto; and (2) a duly executed Put/Call Agreement in the form of Exhibit E attached hereto.

     IX. SURVIVAL; INDEMNIFICATION.

     A. The representations, warranties and covenants made by each of IFT and each of the Holders in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by either of them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby for a period of one year. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

     B. IFT hereby agrees to indemnify and hold harmless each Holder, their respective affiliates and their respective officers, directors, partners and members (collectively, the "Holder Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse Holder Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by Holder Indemnitees and to the extent arising out of or in connection with:

     1. any misrepresentation, omission of fact or breach of any of IFT's representations or warranties contained in this Agreement, the exhibits hereto or any instrument, agreement or certificate entered into or delivered by IFT pursuant to this Agreement; or

     2. any failure by IFT to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the exhibits hereto or any instrument, agreement or certificate entered into or delivered by IFT pursuant to this Agreement.

     C. The Holders hereby agree to indemnify and hold harmless IFT, its Affiliates and their respective officers, directors, partners and members (collectively, the "IFT Indemnitees"), from and against any and all Losses, and agrees to reimburse IFT Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by IFT Indemnitees and to the extent arising out of or in connection with:

     1. any misrepresentation, omission of fact, or breach of any of the Holders' representations or warranties contained in this Agreement, the exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Holders pursuant to this Agreement; or

     2. any failure by any of the Holders to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by any of the Holders pursuant to this Agreement.

     D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Section IX (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Section IX is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel (together with appropriate local counsel) and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate (i) due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or
(ii) if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party and which can not be presented by counsel to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x),
(y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

     E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

     X. GOVERNING LAW: MISCELLANEOUS.

     This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of law principles of such state. Each of the parties consents to the jurisdiction of the Federal courts whose districts encompass any part of the City of Philadelphia or the state courts of Commonwealth of Pennsylvania sitting in the City of Philadelphia in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement have been inserted for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     XI. NOTICES. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, by facsimile with confirmation back if followed promptly by first class mail, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

     (1) if to a Holder at the respective address set forth in Section II.K.

     (2) if to IFT, to

                Interactive Flight Technologies, Inc.
                4041 North Central Avenue
                Suite B 200
                Phoenix, AZ  86012
                Attention:  Irwin L. Gross

                with a copy to:

                Mesirov Gelman Jaffe Cramer Jamieson, LLP
                1735 Market Street - Suite 3800
                Philadelphia, PA  19103-7598
                Attn:  Steven B. King, Esquire

IFT or any of the Holders may change his, her, or its respective address for notices by notice given pursuant to this Article XI.

     XII. CONFIDENTIALITY. IFT and each of the Holders agree to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 10 of Rule 601 of Regulation S-K under the Securities Act and the Exchange Act).

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.



                                       INTERACTIVE FLIGHT TECHNOLOGIES, INC.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                       (Signatures continued on next page)

                                       GALAPACO HOLDINGS, LTD.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:



                                       MATTERHORN, LTD.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE A


                           Shares of Class A         Principal
                            Common Stock of          Amount of         Redemption
                           IFT to be Received          Notes           Premium to
     Holder                    by Holder               Held           June 3, 1999        Total Due
     ------                ------------------        ---------        ------------        ---------
Galapaco Holdings               107,181               $270,750          $157,975           $428,725
Matterhorn, Ltd.                 70,452                200,000            81,806            281,806
                                -------               --------          --------           --------
TOTALS                          177,633               $470,750          $239,781           $710,531
------                          =======               ========          ========           ========

                                   SCHEDULE B
                               AMENDMENTS TO NOTES


                                                                                            Key Addendum
     Holder                        Date of Note              Addendum Date                  Provisions
     ------                        ------------              -------------                  ------------
Galapaco Holdings, Inc.          October 12, 1998           January 13, 1999      full redemption of Note by 2/1/99 or
                                                                                  additional redemption bonus due to
                                                                                  Holder

Galapaco Holdings, Inc.          October 12, 1998           ?? (illegible)        full redemption of Note by 2/25/99
                                                                                  or additional redemption bonus due
                                                                                  to Holder; warrants reissued at
                                                                                  $2.50 exercise price

Matterhorn, Ltd.                 December 11, 1998          February 12, 1999     full redemption of Note by 3/15/99
                                                                                  or additional redemption bonus due
                                                                                  to Holder; warrants reissued at
                                                                                  $2.50 exercise price

                                    EXHIBIT A
                                IRREVOCABLE PROXY

                                    EXHIBIT B

                             [Intentionally Omitted)

                                    EXHIBIT C
                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT D
                                 GENERAL RELEASE

                                    EXHIBIT E
                               PUT/CALL AGREEMENT